EXHIBIT 99.4

Macon Financial Corp.

Dear Member:

The Boards of Directors of Macon Bancorp and Macon Bank have voted unanimously in favor of a plan of conversion whereby Macon Bancorp will convert from the mutual form to the stock form of organization. We are converting so that Macon Bancorp will be structured in the form of ownership that we believe will best support our future growth.

The Proxy Card

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You may also vote by telephone, or by internet, as instructed in the proxy card. If you have an IRA or other Qualified Retirement Plan account for which Macon Bank acts as trustee and we do not receive a proxy from you, Macon Bank, as trustee for your account, intends to vote in favor of the plan of conversion on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion is approved, let me emphasize that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

The Stock Offering

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Macon Financial Corp. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the operations of Macon Bank and Macon Bancorp and the stock offering of Macon Financial Corp.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Macon Financial Corp., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Macon Financial Corp. Stock Information Center located at Macon Bank’s Main Street Office, 50 West Main Street, Franklin, North Carolina 28734. Stock order forms will only be accepted at the Stock Information Center. Your order must be physically received (not postmarked) by Macon Financial Corp. no later than 4:00 p.m., Eastern time, on                 , 2011. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Stock Information Center toll free at (855) 456-6677, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Stock Information Center will be closed on weekends and bank holidays.

Sincerely,

Roger D. Plemens

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Macon Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Macon Financial Corp.

Dear Friend of Macon Bank:

The Boards of Directors of Macon Bancorp and Macon Bank have voted unanimously in favor of a plan of conversion whereby Macon Bancorp will convert from the mutual form to the stock form of organization. We are converting so that Macon Bancorp will be structured in the form of ownership that we believe will best support our future growth.

As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of Macon Financial Corp. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the operations of Macon Bank and Macon Bancorp and the stock offering of Macon Financial Corp.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Macon Financial Corp., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Macon Financial Corp. Stock Information Center located at Macon Bank’s Main Street Office, 50 West Main Street, Franklin, North Carolina 28734. Stock order forms will only be accepted at the Stock Information Center. Your order must be physically received (not postmarked) by Macon Financial Corp. no later than 4:00 p.m., Eastern time, on                 , 2011. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Stock Information Center toll free at (855) 456-6677, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Stock Information Center will be closed on weekends and bank holidays.

Sincerely,

Roger D. Plemens

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Inc., Macon Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Macon Financial Corp.

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Macon Financial Corp. We are raising capital to support our future growth.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of Macon Bank and Macon Bancorp and the stock offering by Macon Financial Corp. Please read it carefully before making an investment decision.

STOCK ORDER FORM: If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Macon Financial Corp., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Macon Financial Corp. Stock Information Center located at Macon Bank’s Main Street Office, 50 West Main Street, Franklin, North Carolina 28734. Stock order forms will only be accepted at the Stock Information Center. Your order must be physically received (not postmarked) by Macon Financial Corp. no later than 4:00 p.m., Eastern time, on                 , 2011. Please read the prospectus carefully before making an investment decision.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions after reading the enclosed material, please call our Stock Information Center toll free at (855) 456-6677, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Stock Information Center will be closed on weekends and bank holidays.

Sincerely,

Roger D. Plemens

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Inc., Macon Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

RAYMOND JAMES®

Dear Customer of Macon Bank:

At the request of Macon Financial Corp., we have enclosed material regarding the offering of common stock of Macon Financial Corp. The material is offered in connection with the conversion of Macon Bancorp from the mutual to the stock form of organization. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Macon Financial Corp.

Please read the prospectus carefully before making an investment decision. If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Macon Financial Corp., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Macon Financial Corp. Stock Information Center located at Macon Bank’s Main Street Office, 50 West Main Street, Franklin, North Carolina 28734. Stock order forms will only be accepted at the Stock Information Center. Your order must be physically received (not postmarked) by Macon Financial Corp. no later than 4:00 p.m., Eastern time, on                 , 2011. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call the Stock Information Center toll free at (855) 456-6677, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time, and ask for a Raymond James representative. Please note that the Stock Information Center will be closed on weekends and bank holidays.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Raymond James & Associates, Inc.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Inc., Macon Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Questions & Answers About the Conversion

Macon Financial Corp.

Questions & Answers

About the Conversion

The Boards of Directors of Macon Bancorp and Macon Bank voted unanimously in favor of a plan of conversion whereby Macon Bancorp will convert from the mutual to the stock form of organization, subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Macon Bancorp at a special meeting of members. In connection with the conversion, Macon Bank’s new holding company, Macon Financial Corp., is offering shares of its common stock for sale in an initial public offering.

Your vote is very important. If you have more than one account, you may receive more than one proxy. Please vote today by returning all proxy cards received. You may also vote by telephone, or by internet, as instructed in the proxy card.

Your Board of Directors urges you to vote “FOR” the plan of conversion and return your proxy today.

Effect on Deposits and Loans

Q.	Will the conversion affect any of my deposit accounts or loans?
A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

About Voting

Q.	Who is eligible to vote on the conversion?
A.	Depositors of Macon Bank as of the close of business on , 2011 (the “Voting Record Date”) are eligible to vote at the special meeting of members.

Q.	How do I vote?
A.	You may vote by mailing your signed proxy card(s) in the enclosed postage-paid envelope marked “PROXY RETURN.” You may also vote by telephone, or by internet, as instructed in the proxy card. Should you choose to attend the special meeting of members to be held on , 2011, and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.	Am I required to vote?
A.	No. Depositors are not required to vote. However, because the conversion will produce a fundamental change in Macon Bancorp’s corporate structure, the Board of Directors encourages all members to vote.

Q.	Why did I receive several proxies?
A.	If you have more than one account, you may have received more than one proxy, depending upon the ownership structure of your accounts. Please vote, sign, date, and return all proxy cards that you received. You may also vote by telephone, or by internet, as instructed in the proxy card.

Q.	Does my vote for the conversion mean that I must buy common stock of Macon Financial Corp.?
A.	No. Voting for the plan of conversion does not obligate you to buy shares of common stock of Macon Financial Corp.

Q.	Are two signatures required on the proxy card for a joint account?
A.	Only one signature is required on a proxy card for a joint account.

Q.	Who must sign proxies for trust or custodian accounts?
A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?
A.	Yes. Please indicate on the card the capacity in which you are signing.

About The Common Stock

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	Who can purchase stock?
A.	The common stock of Macon Financial Corp. will be offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders - depositors of Macon Bank with accounts totaling $100 or more as of December 31, 2009;

2)	Supplemental Eligible Account Holders - depositors of Macon Bank with accounts totaling $100 or more as of , 2011; and

3)	Other Members - depositors and borrowers of Macon Bank with accounts as of , 2011.

Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering.

Q.	Am I guaranteed to receive shares by placing an order?
A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will any account I hold with Macon Bank be converted into stock?
A.	No. All accounts remain as they were prior to the conversion.

Q.	How many shares of stock are being offered, and at what price?
A.	Macon Financial Corp. is offering for sale a range of 3,612,500 to 4,887,500 shares of common stock at a subscription price of $10.00 per share. The number of shares to be sold may be increased up to 5,620,625.

Q.	How much stock can I purchase?
A.	The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is $750,000 (75,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $1,250,000 (125,000 shares) of common stock in the offering.

Q.	How do I order stock?
A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Macon Financial Corp., by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Macon Financial Corp. Stock Information Center located at Macon Bank’s Main Street Office, 50 West Main Street, Franklin, North Carolina 28734. Stock order forms will only be accepted at the Stock Information Center. Your order must be physically received (not postmarked) by Macon Financial Corp. no later than 4:00 p.m., Eastern time, on , 2011. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?
A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Macon Bank. Checks and money orders must be made payable to Macon Financial Corp. Withdrawals from a deposit account or a certificate of deposit at Macon Bank to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail.

Q.	Can I use my Macon Bank home equity line of credit to subscribe for shares of common stock?
A.	No. Macon Bank cannot knowingly lend funds to anyone for them to subscribe for shares. This includes the use of funds available through a Macon Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?
A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Macon Financial Corp. no later than 4:00 p.m., Eastern time on , 2011.

Q.	Can I subscribe for shares using funds in my IRA at Macon Bank?
A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Macon Bank. To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. Please call our Stock Information Center at (855) 456-6677 if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?
A.	No. Applicable regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.	Can I subscribe for shares in my name alone if I have a joint account?
A.	Yes.

Q.	Will payments for common stock earn interest until the conversion closes?
A.

Yes. Any payment made in cash or by check or money order will earn interest at Macon Bank’s tier 1 statement savings rate from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will have a hold placed on these funds, making them unavailable to the depositor. Withdrawal orders will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?
A.	Following the offering, we initially do not expect to pay cash dividends on the common stock.

Q.	Will my stock be covered by deposit insurance?
A.	No.

Q.	Where will the stock be traded?
A.	Upon completion of the conversion, our shares of common stock are expected to be quoted on the NASDAQ Global Market under the ticker symbol “MACN.”

Q.	Can I change my mind after I place an order to subscribe for stock?
A.	No. After receipt, your order may not be modified or withdrawn.

Additional Information

Q.	What if I have additional questions or require more information?
A.	Macon Financial Corp.’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center toll free at (855) 456-6677, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Additional material may only be obtained from the Stock Information Center. Please note that the Stock Information Center will be closed on weekends and bank holidays.

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE PROSPECTUS IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE PROSPECTUS MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Macon Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Macon Financial Corp.

Dear Member:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

The Boards of Directors of Macon Bancorp and Macon Bank have voted unanimously in favor of a plan of conversion whereby Macon Bancorp will convert from the mutual form to the stock form of organization. We are converting so that Macon Bancorp will be structured in the form of ownership that we believe will best support our future growth.

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote “FOR” the plan of conversion and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” You may also vote by telephone, or by internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion is approved, let me emphasize that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our Stock Information Center toll free at (855) 456-6677, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Stock Information Center will be closed on weekends and bank holidays.

Sincerely,

Roger D. Plemens

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Macon Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PROXY REQUEST

Macon Financial Corp.

WE NEED YOUR VOTE

Dear Member of Macon Bancorp:

Your vote on our plan of conversion has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today. You may also vote by telephone, or by internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please vote all proxies you receive.

Remember: Voting does not obligate you to buy stock. Your Board of Directors has approved the plan of conversion and urges you to vote “FOR” the plan of conversion. Your deposit accounts or loans with Macon Bank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

A postage -paid envelope is enclosed with the proxy card. If you have any questions, please call our Stock Information Center toll free at (855) 456-6677, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Please note that the Stock Information Center will be closed on weekends and bank holidays.

Sincerely,

Roger D. Plemens

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Macon Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Read This First

Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Macon Financial Corp. Stock Information Center toll free at (855) 456 -6677. Macon Financial Corp. is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

Below is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the Macon Financial Corp. Stock Information Center toll free at (855) 456-6677.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•

Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Macon Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Macon Financial Corp.

Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Macon Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Macon Financial Corp.

                , 2011

Dear                 :

The Boards of Directors of Macon Bancorp and Macon Bank have voted unanimously in favor of a plan of conversion, whereby Macon Bancorp will convert from the mutual to the stock form of organization.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on    at     :00    .    , Eastern time.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our Stock Information Center toll free at (855) 456-6677, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern time. Please note that the Stock Information Center will be closed on weekends and bank holidays.

Sincerely,

Roger D. Plemens

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Inc., Macon Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

RAYMOND JAMES®

                , 2011

To Our Friends:

We are enclosing material in connection with the conversion of Macon Bancorp from the mutual to the stock form of organization. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Macon Financial Corp.

Raymond James & Associates, Inc. is acting as financial and marketing advisor in connection with the subscription offering, which will conclude at 4:00 p.m., Eastern time, on             , 2011. In the event that all the stock is not sold in the subscription offering, the remaining stock may be sold in a community offering.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call the Stock Information Center toll free at (855) 456-6677, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time, and ask for a Raymond James representative. Please note that the Stock Information Center will be closed on weekends and bank holidays.

Raymond James & Associates, Inc.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Macon Bank, Macon Bancorp, Inc., Macon Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.